UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2014

Meritage Futures Fund L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-53113 (Commission File Number)	20-8529352 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue, 14th Floor
New York, NY 10036
 (Address of Principal Executive Offices)

(855) 672-4468
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02    Termination of a Material Definitive Agreement

Effective June 30, 2014, Ceres Managed Futures LLC (formerly Demeter Management Corporation), the general partner of the Registrant (the “General Partner”), terminated the Advisory Agreement dated as of April 30, 2007, as amended, among Morgan Stanley Smith Barney Kaiser I, LLC (formerly Morgan Stanley Managed Futures Kaiser I, LLC) (the “Trading Company”), Kaiser Trading Group Pty. Ltd. (the “Trading Advisor”) and the General Partner, pursuant to which the Trading Advisor traded a portion of the Registrant’s net assets in futures interests.  Consequently, the Trading Advisor ceased all futures interest trading on behalf of the Trading Company (and, indirectly, the Registrant).

The General Partner has reallocated the net assets formerly allocated to the Trading Advisor among the remaining trading advisors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:  /s/Alper Daglioglu
Alper Daglioglu
President and Director

Date:  July 3, 2014